UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Short-Term Incentive Plan

On January 4, 2021, the Board of Directors (the “Board”) of Weatherford International plc (the “Company”), upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), adopted the Weatherford International plc Short-Term Incentive Plan (the “STIP”).

 The STIP will cover employees designated by the Committee as participants, including our Chief Executive Officer, Girish K. Saligram, and our Chief Financial Officer, H. Keith Jennings. Under the STIP, participants will be eligible to receive annual cash bonuses based on achievement of performance metrics to be set by the Committee. Any payments made pursuant to the STIP will be subject to the Company’s Compensation Clawback Policy, as may be in effect from time to time. The receipt of such payment may be subject to the execution and non-revocation of a release of claims by the participant.

The foregoing summary is qualified in its entirety by the STIP, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Approval of Forms of Award Agreement and Equity Awards

On January 4, 2021, the Board approved the forms of restricted share unit (“RSU”) award agreement, performance share unit (“PSU”) award agreement and phantom share unit (“Phantom Unit”) award agreement (collectively, the “Award Agreements”) under the Company’s Amended and Restated 2019 Equity Incentive Plan for 2021 long-term incentive awards.

Awards made under the form RSU award agreement and the Phantom Unit award agreement generally vest in two equal annual installments over the two-year period from the date of grant.  Awards made under the form PSU award agreement may be earned between 0% and 200% of the target award based on achievement of performance goals determined by the Committee and will vest following the completion of a two-year performance period.  Awards made under the Phantom Unit award agreement may be subject to a payout maximum equal to 200% of the grant date fair value of the underlying award.

Under the Award Agreements, upon a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Award Agreements), as applicable, the participant will be entitled to accelerated vesting of a pro-rated portion of the next eligible tranche of any outstanding RSUs or Phantom Units based on days elapsed in each tranche. In addition, the participant will be eligible for accelerated vesting of outstanding PSUs, which will settle at the end of the applicable performance period based on actual performance through the end of the performance period, pro-rated for days elapsed prior to the date of termination. Upon a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan), all awards granted under the Award Agreements will accelerate and vest upon such termination of employment, with PSUs vesting based on actual performance through the date of termination.

Each of the Award Agreements will be used to grant equity-based awards to Messrs. Saligram and Jennings, with respect to the following numbers of ordinary shares of the Company per award:

	Girish K. Saligram	H. Keith Jennings
RSU	249,852	115,796
PSU	499,703	192,993
Phantom Unit	61,085	56,620

The foregoing summary is qualified in its entirety by the forms of award agreement, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Weatherford International plc Short-Term Incentive Plan
10.2	Form of Restricted Share Unit Award Agreement
10.3	Form of Performance Share Unit Award Agreement
10.4	Form of Phantom Share Unit Award Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2021	Weatherford International plc

	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer